September 9, 2008

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Commissioners:

We have read Wentworth Energy, Inc.’s statements included under Item 4.01 of its Form 8-K for September 9, 2008, and we agree with such statements concerning our Firm.

/s/ Hein & Associates LLP

HEIN & ASSOCIATES LLP

*******